                                                                   EXHIBIT 99(i)

ANTRUM INTERFACE
725 LTD.
(A subsidiary of The Caper Holding Company Inc.)
Financial Statements
MAY 31, 1998 AND 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of
Antrum Interface 725 Ltd.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Antrum Interface 725 Ltd. (a subsidiary of The Caper Holding Company Inc.) at May 31, 1998 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Philadelphia, PA
July 29, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

July 29, 1998

To the Board of Directors and
Shareholders of
Antrum Interface 725 Ltd.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Antrum Interface 725 Ltd. at May 31, 1997 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                       /s/ Braithwaite, Harris & Chong

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.) Balance Sheet
As of May 31, 1998 and 1997
--------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars except per share amounts)

Assets
                                                                         1998        1997
                                                                       -------      -------
Current assets:
 Cash                                                                  $ 1,811      $   209
 Accounts receivable (net of allowance of $200 and $152)                 2,841        3,079
 Inventories, net                                                        3,988        3,320
 Due from related parties                                                  656         --
 Income taxes receivable                                                  --            552
 Prepaid expenses and other current assets                                   7           13
                                                                       -------      -------
    Total current assets                                                 9,303        7,173
                                                                       -------      -------

Property, plant and equipment, net                                       1,004          476
Other assets                                                                12            7
                                                                       -------      -------
                                                                       $10,319      $ 7,656
                                                                       =======      =======
Liabilities and Shareholders' Equity

Current liabilities:
 Accounts payable                                                      $ 1,530      $   767
 Accrued expenses                                                          469        2,168
 Income taxes payable                                                    1,057         --
 Due to related parties                                                   --          1,108
 Other liabilities                                                          19           20
                                                                       -------      -------
    Total current liabilities                                            3,075        4,063
                                                                       -------      -------

Commitments

Mandatorily redeemable Class A preferred stock, no par value,
  unlimited shares authorized, 1,540 shares issued and outstanding       1,540        1,540
                                                                       -------      -------

Shareholders' equity:
 Common stock, $1.00 par value, unlimited shares authorized,
  200 shares issued and outstanding                                       --           --
 Retained earnings                                                       5,704        2,053
                                                                       -------      -------
    Total shareholders' equity                                           5,704        2,053
                                                                       -------      -------
                                                                       $10,319      $ 7,656
                                                                       =======      =======

  The accompanying notes are an integral part of these financial statements.

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.) Statement of Operations
For the Years Ended May 31, 1998 and 1997
--------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars except per share amounts)

                                                     1998           1997
                                                   --------       --------
Net sales                                          $ 31,514       $ 19,461
Cost of sales                                        23,071         13,751
                                                   --------       --------
                                                      8,443          5,710
Selling, general and administrative expenses          2,236          2,868
                                                   --------       --------
                                                      6,207          2,842

Other income (expense):
 Exchange loss                                         (332)          (163)
                                                   --------       --------
Income before income taxes                            5,875          2,679

Provision for income taxes                            2,224          1,026
                                                   --------       --------

Net income                                         $  3,651       $  1,653
                                                   ========       ========
Net income per common share (Basic and Diluted)    $ 18,255       $  8,265
                                                   ========       ========

Weighted average number of shares outstanding
  (Basic and Diluted)                                   200            200
                                                   ========       ========


  The accompanying notes are an integral part of these financial statements.

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.) Statement of Shareholders' Equity
For the Years Ended May 31, 1998 and 1997
-------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars)

                                 Common  Stock               Preferred   Stock                    Total
                          Number of                           Number of             Retained   Shareholders'
                          Shares          Amount                Shares   Amount    Earnings      Equity
                          ---------       --------           ---------  --------   ----------  -------------
Balance at May 31, 1996       200          $    --              1,540    $ 1,540    $ 1,509       $ 3,049

Net income                                                                            1,653         1,653

Dividends                                                                            (1,109)       (1,109)
                          ---------       --------           ---------  --------   ----------  -------------
Balance at May 31, 1997       200               --              1,540      1,540      2,053         3,593

Net income                                                                            3,651         3,651
                          ---------       --------           ---------  --------   ----------  -------------
Balance at May 31, 1998       200          $    --              1,540    $ 1,540    $ 5,704       $ 7,244
                          =========       ========           =========  ========   ==========  =============

  The accompanying notes are an integral part of these financial statements.

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.) Statement of Cash Flows
For the Years Ended May 31, 1998 and 1997
--------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars)

                                                                               1998            1997
                                                                              -------         -------
Cash flows from operating activities:
 Net income                                                                   $ 3,651         $ 1,653
 Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
    Depreciation                                                                  171             136
    Provision for inventory obsolescence                                          193             210
    Allowance for doubtful accounts                                                48              46
    Loss on disposal of property, plant and equipment                              13            --
    Change in assets and liabilities:
    (Increase) decrease in accounts receivable                                    190            (983)
    (Increase) decrease in inventories                                           (861)         (1,114)
    (Increase) decrease in prepaid expenses and other assets                        1              (8)
    (Increase) decrease in income taxes receivable                                552            (552)
    Increase (decrease) in accounts payable                                       763             138
    Increase (decrease) in accrued expenses                                    (1,699)          1,896
    Increase (decrease) in income taxes payable                                 1,056          (1,321)
    Increase (decrease) in other liabilities                                       (2)              8
                                                                              -------         -------
       Net cash provided by (used in) operating activities                      4,076             109
                                                                              -------         -------

Cash flows from investing activities:
 Capital expenditures                                                            (710)           (241)
                                                                              -------         -------
       Net cash provided by (used in) investing activities                       (710)           (241)
                                                                              -------         -------
Cash flows from financing activities:
 Due to (from) related parties, net                                            (1,764)          1,276
 Dividends paid                                                                  --            (1,109)
                                                                              -------         -------

       Net cash provided by (used in) financing activities                     (1,764)            167
                                                                              -------         -------
Increase in cash                                                                1,602              35
Cash at beginning of period                                                       209             174
                                                                              -------         -------
Cash at end of period                                                         $ 1,811         $   209
                                                                              =======         =======
 Supplemental cash flow information:
   Cash paid for income taxes                                                 $   598         $ 1,763
                                                                              =======         =======


  The accompanying notes are an integral part of these financial statements.

ANTRUM INTERFACE 725 LTD. (A subsidiary of The Caper Holding Company Inc.) NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 1998 AND 1997
-------------------------------------------------------------------------------
(AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

1.  THE COMPANY

    Antrum Interface 725 Ltd. (the "Company") is a closely held corporation located in Toronto, Ontario. The Company is an independent manufacturer of cable assemblies and wire harnesses for original equipment manufacturers in the computer, networking and telecommunications sectors of the electronics industry.

    A substantial portion of the Company's products are sold to a limited number of customers. Accordingly a significant decrease in business from, or the loss of, any of its major customers would have a material adverse effect on the Company. The Company continuously seeks to expand the number of products it supplies to existing customers, as well as to develop similar relationships with new customers. Because of the complexity of these relationships, sales cycles can be extremely long, sometimes taking up to 18 months to develop. As the Company becomes a qualified supplier for new products and its customers' products progress through their life cycles, the Company's operating results can fluctuate significantly.

    Effective June 1, 1998, the Company was merged with The Caper Holding Company Inc. (Caper), the majority owner of the Company. Subsequent to the merger, all of the outstanding shares of the mergered company, Antrum Interface, were acquired by The JPM Company for cash and contingent consideration of approximately $30,000.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

    INVENTORIES

    Inventories are valued at the lower of cost or market as determined on the first-in, first-out basis. Cost includes raw materials, direct labor and manufacturing overhead. The Company generally provides reserves for inventory considered to be in excess of 12 months of forecasted future demand.

    PROPERTY, PLANT AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of the assets range from three to five years.

    REVENUE RECOGNITION

    Revenue from sale of cable assembly and wire harness products is recognized upon shipment to customers. Reserves are provided in the period of sale for estimated returns, discounts and warranty costs.

ANTRUM INTERFACE 725 LTD. (A subsidiary of The Caper Holding Company Inc.) NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 1998 AND 1997
-------------------------------------------------------------------------------
(AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") which requires the establishment of a deferred tax asset or liability for the recognition of future deductions or taxable amounts, and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of the change in the deferred asset or liability during the year. If necessary, the Company will establish a valuation allowance to reduce deferred tax assets to an amount which, more likely than not, will be realized. The Company has no significant permanent or temporary differences.

    FOREIGN CURRENCY TRANSACTIONS

    Transactions denominated in a foreign currency are recorded at the exchange rate in effect at the date the transaction is recognized. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate. Exchange gains and losses are included in earnings and amounted to a loss of $332 and $163 for 1998 and 1997, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3.  INVENTORIES

                                                         MAY 31
                                                   ----------------
                                                     1998     1997
                                                   -------  -------
Finished goods                                     $   951  $   675
Work-in-process                                        317      349
Raw materials and supplies                           3,720    3,103
Valuation reserve                                   (1,000)    (807)
                                                   -------  -------
                                                   $ 3,988  $ 3,320
                                                   =======  =======

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.)
Notes to Financial Statements
For the Years Ended May 31, 1998 and 1997
--------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars)


4.   Property, Plant and Equipment

                                                                     May 31,
                                                            -----------------------------
                                                             1998                  1997
                                                            --------            ---------
     Buildings                                              $    253            $     --
     Machinery and equipment                                     644                  583
     Furniture and fixtures                                      510                  390
     Leasehold improvements                                      276                   73

     Accumulated depreciation                                   (679)                (570)
                                                            --------            ---------
                                                            $  1,004            $     476
                                                            ========            =========

5.   Accrued Expenses

                                                                     May 31,
                                                            -----------------------------
                                                              1998                 1997
                                                            --------            ---------
     Accrued salaries                                       $    130            $   2,068
     Other                                                       339                  100
                                                            --------            ---------
                                                            $    469            $   2,168
                                                            ========            =========

6.   Related Parties

                                                                     May 31,
                                                            -----------------------------
                                                              1998                 1997
                                                            --------            ---------
     Due to shareholders                                    $      9            $     437
     Due to (from) Caper                                        (665)                 671
                                                            --------            ---------
                                                            $   (656)            $  1,108
                                                            ========            =========

    The related party amounts are non-interest bearing and have no specific repayment terms.

Antrum Interface 725 Ltd. (A subsidiary of The Caper Holding Company Inc.)
Notes to Financial Statements
For the Years Ended May 31, 1998 and 1997
--------------------------------------------------------------------------------
(Amounts in thousands of Canadian Dollars)

7.  MANDATORILY REDEEMABLE PREFERRED SHARES

    At May 31, 1998 and 1997, the Company has outstanding 1,540 shares of Class A Preferred Shares. These shares are mandatorily redeemable by the holders at any time at a redemption value of $1,000 per share for a total redemption value of $1,540. These shares were canceled in connection with the merger with Caper as of June 1, 1998.

8.  COMMITMENTS

    During 1998 and 1997, the Company leased its facilities in Toronto from Caper. Rent expense under these leases totaled $123 and $66 for 1998 and 1997, respectively. In conjunction with the merger with Caper, the Toronto facility is owned by Antrum as of June 1, 1998.

    During 1998 and 1997, the Company leased its facility in Calgary from a third party. Rent expense under these leases was $26 for each of 1998 and 1997. As of May 31, 1998, the Company purchased the Calgary facility for $253.

9.  MAJOR CUSTOMERS AND SUPPLIERS

    The Company's sales to one customer, which operates through divisions in Canada and the United States, represent 97% of the Company's sales for 1998 and 1997. At May 31, 1998 and 1997, aggregate accounts receivable from this customer represent 96% and 97% of total accounts receivable, respectively.

    Export sales, primarily to customers in the United States, approximated $8,159 or 26% and $3,210 or 16% of total sales for 1998 and 1997, respectively.

    Historically, the Company has purchased a significant portion of its wire, cable and connectors from a limited number of suppliers. Although the Company believes that its raw materials are generally available from several domestic and international sources, customers often specify that the Company purchase certain components from particular manufacturers. Accordingly, the loss of any of the Company's key suppliers could have a material adverse impact on the Company.